Exhibit 99.01

2239794 ONTARIO INC.

Financial Statements

December 31, 2013 and 2012

(Expressed in Canadian dollars)

2239794 ONTARIO INC.

TABLE OF CONTENTS

DECEMBER 31, 2013 AND 2012

Report of Independent Registered Public Accounting Firm                                                                                           Page 3

Balance Sheets as of December 31, 2013 and 2012                                                                                                     Page 4

Statements of Operations and Comprehensive Loss for the years

ended December 31, 2013 and 2012                                                                                                                                Page 5

Statements of Stockholders’ Equity (Deficit) for the period from

January 1, 2011 to December 31, 2013                                                                                                                            Page 6

Statements of Cash Flows for the years ended

December 31, 2013 and 2012                                                                                                                                            Page 7

Notes to the Financial Statements                                                                                                                              Pages 8-14

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of 2239794 Ontario Inc.

We have audited the accompanying balance sheets of 2239794 Ontario Inc. as of December 31, 2013 and 2012, and the related statements of operations and comprehensive loss, stockholders’ equity (deficit), and cash flows for each of the years then ended.  2239794 Ontario Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 2239794 Ontario Inc.  as of December 31, 2013 and 2012, and the results of its operations and its cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s ability to continue as a going concern is dependent upon the ability to obtain future financing, which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MNP LLP
Toronto, Canada

August 12, 2014

Accounting › Consulting › Tax
701 EVANS AVENUE, 8th FLOOR, Toronto ON, M9C 1A3
P: 416.626.6000  F: 416.626.8650  MNP.ca

2239794 Ontario Inc.

Balance Sheets

As at December 31, 2013 and 2012

(Expressed in Canadian dollars)

Notes	2013	2012
Assets

Current assets
Cash	$-	$11,454
Accounts receivable (net of allowance of $nil (2012 - $nil))	10,489	6,898
Inventory 3	7,724	-
Prepaid expenses and other receivables	5,668	10,669
Total current assets	23,881	29,021
Non-current assets

Equipment 4
	5,440	20,050
Total non-current assets
	5,440	20,050
Total assets
	$29,321	$49,071

Liabilities
Current liabilities
Bank overdraft	$201	$-
Accounts payable and accrued liabilities 6	81,215	11,442
Other taxes payable	19,460	2,198
Current portion of deferred revenue 8	11,000	-
Loans payable to related parties 7	107,012	33,967
Total current liabilities	218,888	47,607
Non-current liabilities
Non-current payables 6	43,965	-
Deferred revenue 8	36,667	-
Total non-current liabilities	80,632	-
Total liabilities	299,520	47,607

Stockholders' Equity
Common stock 9	306,000	273,500
Deficit	(576,199)	(272,036)
Total stockholders’ equity	(270,199)	1,464
Total liabilities and stockholders’ equity	$29,321	$49,071

Going concern                                                                          1

Subsequent events                                                                  11

Approved by the Board

_____________________________                                 ___________________________

Director                                                                                      Director

The accompanying notes are an integral part of these financial statements

2239794 Ontario Inc.

Statements of Operations and Comprehensive Loss

As at December 31, 2013 and 2012

(Expressed in Canadian dollars)

Notes
	2013	2012
Revenue	$55,096	$43,847
Cost of sales	32,495	24,834
Gross profit	22,601	19,013

Expenses
Advertising and promotion	1,762	4,294
Interest 7	6,418	3,067
Office and general	25,123	35,635
Rent	16,406	16,426
Salaries and fees	70,126	89,780
Travel	15,924	15,187
Depreciation 4	10,472	10,240
Research and development	24,488	56,658
Professional fees	52,576	9,392
Total operating expenses
	223,295	240,679

	(200,694)	(221,666)
Impairment of assets 4, 5
	(103,683)	-
Gain (loss) on sale of equipment
	7,081	(3,395)
Forgiveness of shareholder loans	1,645	-
Gain (loss) on foreign exchange
	(8,512)	-
Net loss and comprehensive loss for the year
	$(304,163)	$(225,061)

Net loss per share - Basic and diluted
	$(0.30)	$(0.23)

Weighted average number of shares outstanding - Basic and diluted
	1,000,000	973,151

The accompanying notes are an integral part of these financial statements

2239794 Ontario Inc.

Statements of Stockholders’  Equity (Deficit)

For the period from January 1, 2012 to December 31, 2013

(Expressed in Canadian dollars)

	Common Stock Shares Amount		Deficit	Total
		$	$	$
Balance January 1, 2012	900,000	217,500	(46,975)	170,525
Shares issued	100,000	56,000	-	56,000
Net (loss) for the year	-	-	(225,061)	(225,061)
Balance December 31, 2012	1,000,000	273,500	(272,036)	1,464
Share subscription receivable	-	32,500	-	32,500
Net (loss) for the year	-	-	(304,163)	(304,163)
Balance December 31, 2013	1,000,000	306,000	(576,199)	(270,199)

The accompanying notes are an integral part of these financial statements

2239794 Ontario Inc.

Statements of Cash flows

For the years ended December 31, 2013 and 2012

(Expressed in Canadian dollars)

	2013	2012
Operating activities

Net loss for the year	$(304,163)	$(225,061)
Depreciation	10,472	10,240
Impairment of equipment and intangible assets	103,683	-
Non-cash consulting services provided	18,955	56,000
Loss (gain) on sale of equipment	(7,081)	3,395
Changes in accounts receivable	(3,591)	(4,452)
Change in inventory	(7,724)	-
Changes in prepaid expenses	5,001	(7,220)
Changes in accounts payable and accrued liabilities	62,647	(7,807)
Changes in deferred revenue	47,667	-
Net cash flows used in operating activities	(74,134)	(174,905)

Investing activities
Purchase of intangible assets	(24,693)	-
Purchase of equipment	(5,680)	(3,925)
Proceeds on disposal of equipment	9,997	-
Net cash flows generated by investing activities	(20,376)	(3,925)

Financing activities
Proceeds from issuance of common shares	32,500	137,500
Related party loans and advances	50,355	39,365
Net cash flows generated by financing activities	82,855	176,865

Decrease in cash	(11,655)	(1,965)
Cash, beginning of year	11,454	13,419
(Bank overdraft) cash, end of year	$(201)	$11,454

Non-cash transactions Shares issued for services	$-	$56,000

The accompanying notes are an integral part of these financial statements

2239794 Ontario Inc.

Notes to Financial Statements

For the years ended December 31, 2013 and 2012

(Expressed in Canadian dollars)

1.         Nature of Business and Going Concern

2239794 Ontario Inc. (“the Company”) was incorporated in Ontario, Canada on April 8, 2010.  The Company’s primary focus is the sale of paper and equipment. The Company’s registered office is as follows: 380 Vansickle Road, Unit 600, St. Catharines, Ontario, Canada, L2S 0B5.

At December 31, 2013, the Company had not yet achieved profitable operations, had an accumulated deficit of $576,199  and expects to incur further losses in the development of its business, all of which casts substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to raise additional funding to further develop operations and a sales and marketing program so as to grow revenue and attain profitability. Although the Company has been successful in the past in obtaining financing, there is no assurance that it will be able to obtain adequate financing in the future or that such financing will be on terms advantageous to the Company.

The Company’s current plans to raise additional funding include seeking out partner corporations located in the United States through which funds may be raised by way of a U.S. public listing.

2.         Significant Accounting Policies

Basis of Presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. Significant estimates include the useful life of its equipment and the valuation of equipment and intangible assets.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents. At December 31, 2013 and 2012, respectively, the Company had $201 of bank overdraft and $11,454 of cash respectively.

Revenue Recognition and Deferred Revenue

Revenue from product sales is recognized when the customer takes title and assumes the risks and rewards of ownership. Revenue is recorded at the time of shipment for terms designated f.o.b. (free on board) shipping point. For sales transactions designated f.o.b. destination, revenue is recorded when the product is delivered to the customer’s delivery site, when title and risk of loss are transferred.

Revenue from the sale of licences and distribution agreements is recognized over the related term of the agreement.  Proceeds received prior to the Company meeting its revenue recognition criteria is recorded as deferred revenue and shown as either a current or non-current liability depending on the expected timing of recognition.

Shipping and Handling Costs

Shipping and handling costs, such as freight to our customers’ destinations, are included in distribution expenses in the statement of operations and comprehensive loss. When shipping and handling costs are included in the sales price charged for our products, they are recognized in net sales.

2239794 Ontario Inc.

Notes to Financial Statements

For the years ended December 31, 2013 and 2012

(Expressed in Canadian dollars)

2.         Significant Accounting Policies - continued

Inventories

Inventories are valued at the lower of cost or market using the average cost method. Inventory is periodically reviewed for use and obsolescence, and adjusted as necessary. Inventory consists of raw material and finished goods.

Equipment

Equipment is stated at cost, less accumulated depreciation. Expenditures for betterments are capitalized, whereas normal repairs and maintenance are expensed as incurred. The straight-line method is used to depreciate equipment over its estimated useful life, ranging from 3-5 years.

Impairment of Long-lived Assets

The Company periodically evaluates the carrying value of long-lived assets in accordance with GAAP, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair values are reduced for the cost of disposal.

Loss per Share

Basic loss per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares outstanding during the period. Diluted loss per share is calculated by dividing the Company’s net loss available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity instruments. There are no such common stock equivalents outstanding as of December 31, 2013 and 2012.

Income Taxes

Income taxes are computed in accordance with the provisions of ASC Topic 740, which requires, among other things, a liability approach to calculating deferred income taxes. The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in its financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. The Company is required to make certain estimates and judgments about the application of tax law, the expected resolution of uncertain tax positions and other matters. In the event that uncertain tax positions are resolved for amounts different than the Company’s estimates, or the related statutes of limitations expire without the assessment of additional income taxes, the Company will be required to adjust the amounts of related assets and liabilities in the period in which such events occur. Such adjustment may have a material impact on the Company’s income tax provision and results of operations.

2239794 Ontario Inc.

Notes to Financial Statements

For the years ended December 31, 2013 and 2012

(Expressed in Canadian dollars)

2.         Significant Accounting Policies - continued

Fair Value of Financial Instruments

The standard, “Disclosures about Fair Value of Financial Instruments”, defines financial instruments and requires fair value disclosures for those instruments. The standard, “Fair Value Measurements”, defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosures requirements for fair value measures. The carrying amounts reported in the balance sheets for cash, accounts receivable, accounts payable and accrued liabilities and loans payable qualify as financial instruments and are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rates of interest. For the loans payable to related parties, the Company believes the carrying value of the loans approximates fair value as the interest rates are market rates.

The standard establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy defined by the standard are as follows:

Level 1

Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, listed equities and U.S. government treasury securities;

Level 2

Pricing inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace. Instruments in this category include non-exchange-traded derivatives such as over the counter forwards, options and repurchase agreements; and

Level 3

Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management's best estimate of fair value from the perspective of a market participant. Level 3 instruments include those that may be more structured or otherwise tailored to customers' needs. At each balance sheet date, the Company performs an analysis of all instruments subject to the standard and includes in Level 3 all of those whose fair value is based on significant unobservable inputs.

There were no assets or liabilities measured at fair value on a recurring basis as of December 31, 2013 and 2012.

Foreign Currency Translation

These financial statements are expressed in Canadian dollars, the functional currency of the Company.

Monetary assets and liabilities denominated in currencies other than Canadian dollars are translated into Canadian dollars at the rate of exchange in effect at the end of the reporting period.  Revenues and expenses are translated at the transaction exchange rate.  Foreign currency gains and losses resulting from translation are reflected in net income (loss) of the period.

2239794 Ontario Inc.

Notes to Financial Statements

For the years ended December 31, 2013 and 2012

(Expressed in Canadian dollars)

2.         Significant Accounting Policies - continued

Accounting Principles Recently Adopted

In October 2012, the FASB issued ASU No. 2012-04, “Technical Amendments and Corrections” (“ASU 2012-04”). The updates to current guidance make the codification easier to understand and the fair value measurement guidance easier to apply by eliminating inconsistencies and providing needed clarification. ASU 2012-04 was effective for the Company on January 1, 2013. The adoption of ASU 2012-04 had no material impact on the Company’s financial statements.

In February 2013, the FASB issued ASU 2013-02, “Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income” (“ASU 2013-02”). This standard requires companies to provide information about the amounts reclassified out of accumulated other comprehensive income by component. In addition, companies are required to present, either on the face of the statement where net income is presented or in the accompanying notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income, but only if the amount reclassified is required to be reclassified to net income in its entirety in the same reporting period. For amounts that are not required to be reclassified in their entirety to net income, companies are required to cross-reference to other disclosures that provide additional detail on those amounts. ASU 2013-02 was effective prospectively for the Company on January 1, 2013. The adoption of this ASU had no material impact on the Company’s financial statements.

In July 2013, the FASB issued ASU 2013-11, “Income Taxes (Topic 740) Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists” (“ASU 2013-11”). This guidance states that an unrecognized tax benefit, or a portion of an unrecognized tax benefit, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward, except as follows. To the extent a net operating loss carryforward, a similar tax loss, or a tax credit carryforward is not available at the reporting date under the tax law of the applicable jurisdiction to settle any additional income taxes that would result from the disallowance of a tax position or the tax law of the applicable jurisdiction does not require the entity to use, and the entity does not intend to use, the deferred tax asset for such purpose, the unrecognized tax benefit should be presented in the financial statements as a liability and should not be combined with deferred tax assets. The amendments in this update are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. The adoption of ASU 2013-11 is not expected to have a material impact on the Company’s financial statements.

3.         Inventory

	2013	2012

Raw materials	$7,724	$-
Finished goods	-	-
Total inventory	$7,724	$-

2239794 Ontario Inc.

Notes to Financial Statements

For the years ended December 31, 2013 and 2012

(Expressed in Canadian dollars)

4.         Equipment

		Accumulated
December 31, 2013	Cost	Depreciation and Impairment	Net Book Value
Furniture	$2,990	$(1,495)	$1,495
Machinery	30,095	(26,150)	3,945
	$33,085	$(27,645)	$5,440

		Accumulated	Net Book
December 31, 2012	Cost	Depreciation	Value
Furniture	$2,990	$(896)	$2,094
Machinery	29,191	(11,235)	17,956
	$32,181	$(12,131)	$20,050

Depreciation expense during the year ended December 31, 2013 was $10,472 (2012: $10,240).  During the year ended December 31, 2013 the Company recorded an impairment charge of $6,900 with respect to its equipment.

5.         Intangible Assets

The Company purchased a patent for $38,988  and distribution rights for $57,795  in 2013. The Company performed an annual impairment test on December 31, 2013 for the patent and the distribution rights and concluded that the undiscounted cash flows estimated to be generated by these assets are less than their carrying amounts. The patent and distribution rights were impaired and the Company recorded an impairment charge of $38,988  for the patent and $57,795  for the distribution rights.

6.         Accounts payable and accrued liabilities

             Accounts payable consisted of the following as at December 31, 2013 and 2012.

	2013	2012

Accounts payable	$24,576	$11,442
Accrued liabilities	100,604	-
Other taxes payable	19,460	2,198
Total accounts payable and accrued liabilities	$144,640	$13,640

$80,603 included in accrued liabilities at December 31, 2013 relates to the purchase of intangible assets as described in Note 5.  $43,965 of this amount is not payable until fiscal 2015 and accordingly has been classified as a non-current liability.

2239794 Ontario Inc.

Notes to Financial Statements

For the years ended December 31, 2013 and 2012

(Expressed in Canadian dollars)

7.         Related Party Transactions and Balances

	2013	2012

8% Demand loans	$88,056	$33,967
Due to related party	18,956	-
Loans payable to related parties	$107,012	$33,967

On August 1, 2012, the Company received loans of $32,500 from shareholders. The loans were unsecured, and were due and payable on demand as they were contracted to meet the Company’s 2012 general fiscal obligations. As at December 31, 2013 there is principal and interest of $36,190 ($33,965 as at December 31, 2012) outstanding in relation to those loans.

On March 28, 2013 the Company received loans of $18,629 from shareholders. The loans were unsecured, and were due and payable on demand as they were contracted to meet the Company’s 2013 general fiscal obligations. As at December 31, 2013, there is principal and interest of $19,768 outstanding in relation to those loans.

On December 31, 2013, the Company received loans of $32,098 from shareholders. The loans were unsecured, and were due and payable on demand and were used to meet the Company’s 2013 general fiscal obligations. As at  December 31, 2013, there is principal of $32,098 outstanding in relation to those loans.

During the year ended December 31, 2013 a related party earned commissions of $18,956.  These commissions were unpaid at December 31, 2013 and, subsequent to year end, were satisfied through the issuance of common shares (see Note 11).

During the years ended December 31, 2013 and 2012 the shareholders charged interest of $3,364 and $1,465 respectively on these demand loans.  No payments of interest have been made and the unpaid interest is included in the loan balances noted above.

8.         Deferred Revenue

In April 2013, the Company entered into an exclusive distribution agreement providing the rights to commercialize and distribute the Company’s patented PaperNuts converter machines in the Ottawa and Hull-Gatineau regions of Canada.

Of the $55,000 up-front licensing fee received, $7,333 have been recognized as revenue during the year and $47,667 have been recorded as deferred revenue as at December 31, 2013. The balance of deferred revenue will be amortized into contract revenue over the period of the Company’s remaining obligations under the agreement of approximately 5 years.

9.         Share Capital

The Company has an unlimited amount of common shares authorized at no par value.

During the year ended December 31, 2012, the Company issued 100,000 common shares at a price of $0.56 per share for gross proceeds of $56,000 in exchange of research and development services provided.

As at December 31, 2011 and 2012, there remained outstanding $32,500 of proceeds with respect to shares issued in 2011.  These proceeds were fully collected in 2013.

2239794 Ontario Inc.

Notes to Financial Statements

For the years ended December 31, 2013 and 2012

(Expressed in Canadian dollars)

10.      Income taxes

Estimated interest and penalties related to recording uncertain tax positions when recorded are included as a component of income tax expense on the consolidated statement of operations and comprehensive loss. The Company has not recorded any liabilities for uncertain tax positions or any related interest and penalties. The Company’s tax returns are open to audit for the years ended December 31, 2010, 2011, 2012, and 2013.

A reconciliation between income taxes at statutory tax rates of 15.5% and the actual income tax provision is as follows:

	2013	2012

Loss before income taxes	$(304,163)	$(225,061)

Expected income tax recovery	$47,145	$34,884
Change in valuation allowance	(47,145)	(34,884)

Provision for income taxes	$-	$-

The cumulative tax effect at the expected rate of 15.5% of significant items comprising our net deferred tax amount is as follows:

Deferred tax asset attributable to:
Net operating loss carryover	$69,189	$41,758
Tangible and intangible assets	16,071	(119)
Less: valuation allowance	(85,260)	(41,639)

Net deferred tax asset	$-	$-

The Company’s net operating losses expire at various times between December 31, 2031 and December 31, 2033.

11.      Subsequent Events

Letter of Intent

In March 2014 the Company signed a Letter of Intent (“LOI”) with Griffis Capital Inc.  Terms of the LOI included the completion of a business combination of the Company with an OTC Bulletin Board listed corporation (“Listedco”), with the coincidental completion of a best efforts based $1,250,000 financing by Listedco.

Issue of Shares

In April and July 2014 the Company issued an aggregate of 100,000 additional Common shares.  50,000 of these shares were issued for commissions earned in 2013 (see Note 7) and 2014 and the remainder of these shares were issued for cash consideration of $150,000.